Exhibit 99.1

NeoGenomics Reports 40% Revenue Growth to $107 Million
in the Fourth Quarter

Fourth-Quarter 2019 Highlights:
•Consolidated revenue increased 39.7% to $106.9 million
•Clinical Services revenue increased 41.7% to $93.4 million
•Pharma Services revenue increased 27.5% to $13.5 million
•Pharma Services backlog increased 31.8% to $130.3 million
•Company issues 2020 financial guidance

Ft. Myers, Florida - February 27, 2020 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, today announced fourth-quarter and full-year 2019 results for the period ended December 31, 2019.

“Our fourth quarter performance concludes a very successful year for NeoGenomics in which our company grew by nearly 50% and our competitive position strengthened dramatically”, said Douglas M. VanOort, the Company’s Chairman and CEO.

“In the fourth quarter, our Clinical Services Division once again reported excellent volume growth of 27% driven by market share gains and the addition of Genoptix. We are particularly pleased that combined molecular and Next Generation Sequencing test volume continued to grow at rates approximating 50%, and that average-revenue-per-test improved by over 10% from last year. Pharma Services Division growth was also excellent with strong revenue gains, a record amount of newly-signed contracts, and a current backlog of approximately $130 million in signed contracts.”

“Perhaps more importantly, we are very excited about the opportunities in front of us. We’ve made significant investments in a variety of growth initiatives over the past year, including our recent acquisition of the Oncology Division of Human Longevity, Inc., investments in Next Generation Sequencing, and Informatics. We believe that NeoGenomics has significant, sustainable competitive advantages and is well positioned for growth in each of the markets in which we operate.”

Fourth-Quarter Results

Consolidated revenue for the fourth quarter of 2019 was $106.9 million, an increase of 40% over the same period in 2018. Clinical test volume(1) increased by 27% year over year. Average revenue per clinical test (“revenue per test”) increased by 11% to $370, primarily due to the acquisition of Genoptix and the impact of favorable test mix and growth in next-generation sequencing. Clinical Services revenue was $93.4 million, resulting in a 42% increase over the fourth quarter of 2018. Pharma Services revenue was $13.5 million, which represented a 27% increase over the fourth quarter of 2018.

Gross profit improved by $12.8 million, or 34.5%, compared to the fourth quarter of 2018, to $49.9 million. Gross margin decreased by approximately 181 basis points year-over-year to 46.7%. Gross margin decreases are primarily due to the integration of Genoptix. Average cost of goods sold per clinical test (“cost per test”) increased by 14% year over year, reflecting the impact of the Genoptix acquisition, including integration-related activities, and test mix. The increase was partially offset by continued efficiencies as we integrate Genoptix.

Operating expenses increased by $13.3 million, or 39%, compared to the fourth quarter of 2018, primarily due to the Genoptix acquisition, investments in research and development, and growth initiatives.

Net income for the fourth quarter was $6.3 million compared to net income of $0.4 million for the fourth quarter of 2018.

Adjusted EBITDA(2) was $13.6 million for the fourth quarter, a 5% improvement from the prior year. Adjusted Net Income(2) was $10.9 million compared to $5.5 million in the fourth quarter of 2018.

Cash and cash equivalents were $173.0 million and days sales outstanding were 81 days at the end of the fourth quarter.

Full Year Results

Consolidated revenues for 2019 were $408.8 million, an increase of 48% over 2018 primarily due to continued volume growth and the acquisition of Genoptix. Net income for 2019 was $8.0 million compared to $2.6 million in 2018. Adjusted EBITDA(2) for 2019 was $57.2 million, a 31% increase from the prior year. Adjusted Net Income(2) for 2019 was $32.3 million compared to $17.9 million in 2018.

2020 Financial Outlook:

The Company also issued 2020 guidance today.

(in millions)	Guidance
Consolidated revenue	$464 - $474
Net (loss)/income	$8 - $13
Adjusted EBITDA(2)	$60 - $65

Please also refer to the tables reconciling forecasted Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to their closest generally accepted accounting principles (“GAAP”) equivalent in the section of this report entitled “Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures.”

The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
____________________

(1) Clinical tests exclude tests performed for Pharma Services customers.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.

Conference Call
The Company has scheduled a web-cast and conference call to discuss their fourth quarter and full year results on Thursday, February 27, 2020 at 8:30 AM EST. Interested investors should dial (844) 602-0380 (domestic) and (862) 298-0970 (international) at least five minutes prior to the call. A replay of the conference call will be available until 8:30 AM EDT on March 5, 2020, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID Number is 58948. The web-cast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the web-cast will be available until 08:30 AM EDT on May 27, 2020.

About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company's Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Ft. Myers and Tampa, Florida; Aliso Viejo, Carlsbad, Fresno and San Diego, California; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and CAP accredited laboratories in Rolle, Switzerland, and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. For additional information about NeoGenomics, visit http://www.neogenomics.com/.

Forward Looking Statements
Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements as the result of the Company’s ability to continue gaining new customers, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, as well as additional factors discussed under the heading “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the SEC on February 26, 2019, amended by a 10K/A filed with the SEC on May 8, 2019. As a result, this press release should be read in conjunction with the Company's periodic filings with the SEC. In addition, it is the Company’s practice to make information about the Company available by posting copies of its Company Overview Presentation from time to time on the Investor Relations section of its website at http://ir.neogenomics.com/.

Forward-looking statements represent the Company’s estimates only as of the date such statements are made (unless another date is indicated) and should not be relied upon as representing the Company’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change.

For further information, please contact:

NeoGenomics, Inc.
William Bonello
Director, Investor Relations
(239)690-4238 (w) (239)284-4314 (m)
bill.bonello@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$173,016	$9,811
Accounts receivable, net	94,242	76,919
Inventories	14,405	8,650
Other current assets	9,075	8,288
Total current assets	290,738	103,668
Property and equipment (net of accumulated depreciation of $68,809 and $50,127, respectively)	64,188	60,888
Operating lease right-of-use assets	26,492	—
Intangible assets, net	126,640	140,029
Goodwill	198,601	197,892
Other assets	2,847	2,538
TOTAL ASSETS	$709,506	$505,015

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and other current liabilities	$50,091	$46,753
Short-term portion of financing obligations	10,432	14,172
Short-term portion of operating leases	3,381	—
Total current liabilities	63,904	60,925

Long-term portion of term loan and financing obligations	95,028	98,130
Long-term portion of operating leases	24,034	—
Deferred income tax liability, net	15,566	22,457
Other long-term liabilities	3,566	3,060
Total long-term liabilities	138,194	123,647
TOTAL LIABILITIES	$202,098	$184,572

TOTAL STOCKHOLDERS' EQUITY	507,408	320,443
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$709,506	$505,015

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
NET REVENUE
Clinical services	$93,405	$65,913	$361,161	$241,873
Pharma services	13,463	10,562	47,669	34,868
Total revenue	106,868	76,475	408,830	276,741

COST OF REVENUE	56,945	39,364	211,994	149,476
GROSS PROFIT	49,923	37,111	196,836	127,265

Operating Expenses:
General and administrative	33,220	25,717	127,993	84,822
Research and development	2,080	526	8,487	3,001
Sales and marketing	12,302	8,047	47,350	29,402
Total operating expenses	47,602	34,290	183,830	117,225
INCOME FROM OPERATIONS	2,321	2,821	13,006	10,040

Interest expense, net	380	1,464	3,713	6,230
Other (income) expense	(494)	(46)	4,630	(14)
Loss on extinguishment of debt	—	—	1,018	—
Income before taxes	2,435	1,403	3,645	3,824
Income tax (benefit) expense	(3,861)	1,050	(4,361)	1,184
NET INCOME	6,296	353	8,006	2,640

Deemed dividends on preferred stock and amortization of beneficial conversion feature	—	—	—	5,627
Gain on redemption of preferred stock	—	—	—	(9,075)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$6,296	$353	$8,006	$6,088

INCOME PER COMMON SHARE
Basic	$0.06	$0.00	$0.08	$0.07
Diluted	$0.06	$0.00	$0.08	$0.07

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	104,393	93,270	100,470	85,618
Diluted	107,816	96,874	103,615	91,568

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	For the Year Ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2019	2018
Net income	$8,006	$2,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	20,346	15,804
Loss on disposal of assets	472	404
Loss on debt extinguishment	1,018	—
Amortization of intangibles	9,925	5,928
Amortization of debt issue costs	390	542
Non-cash stock based compensation	10,000	6,955
Non-cash operating lease expense	5,635	—
Changes in assets and liabilities, net	(32,423)	12,513
Net cash provided by operating activities	$23,369	$44,786
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(20,029)	(14,310)
Acquisition adjustment	399	(125,377)
Net cash used in investing activities	$(19,630)	$(139,687)
CASH FLOWS FROM FINANCING ACTIVITIES
Redemption of preferred stock	—	(50,096)
Advances on revolving credit facility	—	15,000
Repayment of revolving credit facility	(5,000)	(35,400)
Repayment of equipment and other loans	(7,201)	(6,563)
Proceeds from term loan	100,000	30,000
Repayment of term loan	(99,250)	(4,500)
Payments of debt issue costs	(1,059)	(576)
Issuance of common stock, net	11,202	9,023
Proceeds from equity offering, net	160,774	135,071
Net cash provided by financing activities	$159,466	$91,959
Effects of foreign exchange rate changes on cash and cash equivalents	—	(68)
Net change in cash and cash equivalents	$163,205	$(3,010)
Cash and cash equivalents, beginning of period	9,811	12,821
Cash and cash equivalents, end of period	$173,016	$9,811

Use of Non-GAAP Financial Measures

The Company’s financial results and financial guidance are provided in accordance with GAAP and using certain non-GAAP financial measures. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company's core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, and not as a substitute for, the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by NeoGenomics as net income from continuing operations before: (i) net interest expense, (ii) tax (benefit) expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Net Income

“Adjusted Net Income” is defined by NeoGenomics as net income available to common shareholders from continuing operations plus: (i) non-cash amortization of customer lists and other intangible assets, (ii) non-cash stock-based compensation expense, (iii) non-cash deemed dividends on preferred stock, (iv) non-cash amortization of preferred stock beneficial conversion feature, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) non-cash impairments of intangible assets, (vii) debt financing costs, (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by NeoGenomics as adjusted net income divided by adjusted diluted shares outstanding. Adjusted diluted shares outstanding is the sum of diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP net income is negative and adjusted net income is positive, adjusted diluted shares will also include any options or warrants that would be outstanding as dilutive instruments using the treasury stock method.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
NET INCOME (GAAP)	$6,296	$353	$8,006	$2,640

Adjustments to net income:
Interest expense, net	380	1,464	3,713	6,230
Amortization of intangibles	2,443	1,672	9,925	5,928
Income tax (benefit) expense	(3,861)	1,050	(4,361)	1,184
Depreciation of property and equipment	5,146	4,327	20,346	15,804
EBITDA (non-GAAP)	10,404	8,866	37,629	31,786

Further Adjustments to EBITDA:
Acquisition and integration related expenses	1,052	2,325	3,195	2,325
Loss on extinguishment of debt	—	—	1,018	—
Other significant non-recurring expense	(134)	—	5,375	2,486
Non-cash, stock-based compensation	2,273	1,807	10,000	6,955
ADJUSTED EBITDA (non-GAAP)	$13,595	$12,998	$57,217	$43,552

Reconciliation of GAAP Net Income Available to Common Stockholders to Non- GAAP Adjusted Net Income and GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share
(Unaudited, in thousands except per share amounts)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2019	2018	2019	2018
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS (GAAP)	$6,296	$353	$8,006	$6,088
Adjustments to Net Income, net of tax:
Amortization of intangibles	1,930	1,321	7,841	4,683
Deemed dividends on preferred stock and amortization of beneficial conversion feature	—	—	—	(3,448)
Non-cash stock-based compensation expenses	1,971	1,695	8,910	6,534
Acquisition and integration related expenses	831	2,116	2,500	2,116
Other significant non-recurring expenses	(106)	—	4,247	1,964
Loss on extinguishment of debt	—	—	804	—
ADJUSTED NET INCOME (non-GAAP)	$10,922	$5,485	$32,308	$17,937

NET INCOME PER COMMON SHARE (GAAP)
Diluted EPS	$0.06	$—	$0.08	$0.07
Adjustments to diluted income per share:
Amortization of intangibles	0.02	0.01	0.08	0.05
Deemed dividends on preferred stock and amortization of beneficial conversion feature	—	—	—	(0.04)
Non-cash stock based compensation expenses	0.02	0.02	0.09	0.07
Acquisition and integration related expenses	0.01	0.02	0.02	0.02
Other significant non-recurring expenses	—	—	0.04	0.02
Loss on extinguishment of debt	—	—	0.01	—
Rounding and impact of stock options in adjusted diluted shares in net loss periods (3)	(0.01)	0.01	(0.01)	0.01
ADJUSTED DILUTED EPS (non-GAAP)	$0.10	$0.06	$0.31	$0.20

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING:
Diluted common shares (GAAP)	107,816	96,874	103,615	91,568
Dilutive effect of options, restricted stock and preferred shares	—	—	—	—
ADJUSTED DILUTED SHARES OUTSTANDING (non-GAAP)	107,816	96,874	103,615	91,568

_________________

(3) This adjustment is for rounding and, in those periods in which there is a net loss attributable to common shareholders, will also compensate for the effects of including the Series A Preferred Shares on an as-converted basis and the treasury stock impact of outstanding stock options in the Adjusted Diluted Shares outstanding, both of which are not included in GAAP Diluted Shares outstanding.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures

“Net income (GAAP)” in 2020 will be impacted by certain charges, including: (i) expense related to the amortization of customer lists and other intangibles, (ii) non-cash stock based compensation (iii) acquisition and integration related expenses and non-recurring charges, (iv) other one-time charges. These charges have been included in GAAP net income available to common shareholders and GAAP net income per share; however, they have been removed from “Adjusted net income (non-GAAP)” and “Adjusted diluted EPS (non-GAAP).”

The following table reconciles our 2020 outlook for net income and EPS to the corresponding non-GAAP measures of “Adjusted net income (non-GAAP)”, “Adjusted EBITDA (non-GAAP)” and “Adjusted diluted EPS (non-GAAP)” (in thousands except per share amounts):

	For the Year Ended December 31, 2020
	Range
Net income attributable to common stockholders (GAAP)	$8,000	$13,000
Amortization of intangibles	10,000	10,000
Non-cash, stock-based compensation (4)	11,000	11,000
Acquisition and integration related expenses	1,000	1,000
Adjusted Net Income (non-GAAP)	$30,000	$35,000
Interest and taxes	8,000	8,000
Depreciation	22,000	22,000
Adjusted EBITDA (non-GAAP)	$60,000	$65,000

Net income per diluted common share (GAAP)	$0.07	$0.12
Adjustments to diluted income per share:
Amortization of intangibles	0.09	0.09
Non-cash, stock based compensation expenses	0.10	0.10
Acquisition and integration related expenses	0.01	0.01
Adjusted Diluted EPS (non-GAAP)	$0.27	$0.32

Weighted average assumed shares outstanding in 2020:
Diluted Common Shares (GAAP)	109,500	109,500
Options and restricted stock not included in diluted shares	—	—
Adjusted diluted shares outstanding (non-GAAP)	109,500	109,500

___________________
(4) Forecasts of non-cash, stock-based compensation expense assume consistency in the Company's stock price in 2020 and no further stock-based awards requiring variable accounting in accordance with ASU 2018-07.

Supplemental Information
Segment Revenue, Cost of Revenue and Gross Profit
(Unaudited, in thousands)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Clinical Services:
Clinical Revenue	$93,405	$65,913	41.7%	$361,161	$241,873	49.3%
Cost of revenue	49,054	33,710	45.5%	185,612	128,297	44.7%
Gross profit	$44,351	$32,203	37.7%	$175,549	$113,576	54.6%
Gross margin	47.5%	48.9%		48.6%	47.0%

Pharma Operations:
Pharma Revenue	$13,463	$10,562	27.5%	$47,669	$34,868	36.7%
Cost of revenue	7,891	5,654	39.6%	26,382	21,179	24.6%
Gross profit	$5,572	$4,908	13.5%	$21,287	$13,689	55.5%
Gross margin	41.4%	46.5%		44.7%	39.3%

Supplemental Information
Clinical(5) Requisitions Received, Tests Performed, Revenue and Cost of Revenue
(Unaudited)

	For the Three Months Ended December 31,			For the Year Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Clinical Services:
Requisitions (cases) received	145,679	115,915	25.7%	573,085	439,597	30.4%
Number of tests performed	252,374	198,181	27.3%	987,539	749,902	31.7%
Average number of tests/requisitions	1.73	1.71	1.2%	1.72	1.71	0.6%

Average revenue/requisition	$641	$569	12.7%	$630	$550	14.5%
Average revenue/test	$370	$333	11.1%	$366	$323	13.3%

Average cost/requisition	$337	$291	15.8%	$324	$292	11.0%
Average cost/test	$194	$170	14.1%	$188	$171	9.9%

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(5) Clinical tests exclude tests performed for Pharma Services customers.